EXHIBIT 24.1

POLYONE CORPORATION

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of PolyOne Corporation, an Ohio corporation (the “Registrant”), hereby constitutes and appoints Robert M. Patterson, Lisa K. Kunkle, Bradley C. Richardson and João José San Martin Neto, or any of them, each acting alone, as the true and lawful attorney-in-fact or agent, or attorneys-in-fact or agents, for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (1) one or more Registration Statements on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933 of common shares, $0.01 par value per share, of the Registrant deliverable in connection with the PolyOne Corporation 2020 Equity and Incentive Compensation Plan, (2) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (3) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 13th day of May 2020:

/s/ Robert M. Patterson	/s/ Bradley C. Richardson
Robert M. Patterson	Bradley C. Richardson
Chairman, President and Chief Executive Officer	Executive Vice President, Chief Financial Officer

/s/ Robert E. Abernathy	/s/ Richard H. Fearon
Robert E. Abernathy	Richard H. Fearon
Director	Director

/s/ Gregory J. Goff	/s/ William R. Jellison
Gregory J. Goff	William R. Jellison
Director	Director

/s/ Sandra Beach Lin	/s/ Kim Ann Mink
Sandra Beach Lin	Kim Ann Mink
Director	Director

/s/ Kerry J. Preete	/s/ Patricia Verduin
Kerry J. Preete	Patricia Verduin
Director	Director

/s/ William A. Wulfsohn
William A. Wulfsohn
Director